Exhibit 10.39

LOAN AND SECURITY AGREEMENT

(aircraft)

Loan Number: 1000131902

This Agreement is dated as of December 19, 2007 and is executed by and between CHASE EQUIPMENT LEASING INC. (“Lender”), with Lender’s principal office located at 1111 Polaris Parkway, Suite A3 (OH1-1085), Columbus, Ohio 43240 and the borrower identified below (“Borrower”):

Borrower Name: ABX Air, Inc.

Borrower Address: 145 Hunter Drive, Wilmington, Ohio 45177

1. GRANT OF SECURITY INTEREST. Borrower grants, pledges and assigns to Lender a security interest in all of Borrower’s respective right, title and interest in and to the property described on the attached Schedule A-1, now or hereafter arising or acquired, wherever located, together with any and all additions, accessions, parts, accessories, substitutions and replacements thereof, now or hereafter installed in, affixed to or used in connection with said property (the “Equipment”), in all proceeds thereof, cash and non-cash, including, but not limited to, proceeds of notes, checks, instruments, indemnity proceeds, or any insurance on such and any refund or rebate of premiums on such (“Collateral”), and agrees that the foregoing grant creates in favor of Lender an International Interest in the Equipment. This Agreement secures the prompt payment and complete performance in full when due, whether at the stated maturity, by acceleration or otherwise, of all payment and other obligations of Borrower under or in connection with this Agreement, the Business Purpose Promissory Note executed in connection with the Loan Number referenced above with Borrower as the maker (the “Note”), and any and all renewals, extensions or substitutions for any such instrument (including principal, interest, late charges, collection costs, attorney fees and the like) (collectively, the “Obligations”). Borrower represents, warrants and covenants that while any Obligations are outstanding (i) Borrower is and will continue to be (or, with respect to after acquired property, will be when acquired) the legal and beneficial owner of the Collateral free and clear of any Lien except for the security interest created by this Agreement,; (ii) no effective Uniform Commercial Code (“UCC”) financing statement or other instrument providing notice of a security interest in all or any part of the Collateral is on file in any recording office, except those in favor of Lender; (iii) no International Interest (other than that of Lender) is registered with the International Registry with respect to the Collateral, that Borrower shall not consent to any International Interest with respect to the Equipment (other than any such interest in favor of Lender), and (iv) Borrower has not executed or delivered an Irrevocable De-Registration and Export Request Authorization (“IDERA”) to any party other than Lender. At its sole expense, Borrower shall protect and defend Lender’s first priority security interest in the Collateral against all claims and demands whatsoever.

2. MAINTENANCE; USE AND OPERATION; LOCATION.

2.1 At its sole expense, Borrower shall: (a) repair and maintain the Equipment in good condition and working order and supply and install all replacement parts or other devices when required to so maintain the Equipment or when required by applicable law or regulation, which parts or devices shall automatically become part of the Equipment; (b) use and operate the Equipment in a careful manner in the normal course of its business and only for the purposes for which it was designed in accordance with the manufacturer’s warranty requirements, and comply with all laws and regulations relating to the Equipment, and obtain all permits or licenses necessary to install, use or operate the Equipment; (c) make no alterations, additions, subtractions, upgrades or improvements to the Equipment with a cost in excess of $150,000.00 without Lender’s prior written consent (which consent will not be unreasonably withheld); provided, further, notwithstanding the foregoing, Lender’s prior written consent shall not be required for any alteration, addition, subtraction, upgrade or improvement to the Equipment of any cost that relate to maintenance, Service Bulletins and Airworthiness Directives, but any such alterations, additions, upgrades or improvements shall automatically become part of the Equipment; (d) maintain, inspect, service and repair, overhaul and test the Equipment in accordance with the FAA approved maintenance program, manufacturer’s approved maintenance program, FAA airworthiness directives, and the manufacturer’s alert bulletins and urgently recommended service bulletins and procedures, and perform all duties and tasks which would be required to maintain the Equipment, including the engines, in full compliance with the manufacturer’s specification (i) so as to keep the Equipment in as good operating condition as when delivered to the Borrower hereunder, ordinary wear and tear excepted, and (ii) so as to keep the Equipment in such operating condition as may be necessary to enable the airworthiness certification of such Equipment to be maintained in good standing at all times under the Act (as defined in Section 19 hereof); and (e) maintain all records, logs and other materials required by the FAA to be maintained in respect of the Equipment. Lender has the right upon reasonable notice to Borrower to inspect the Equipment wherever located. Notwithstanding anything to the contrary contained herein, Borrower may remove an Engine from the Airframe and install an Engine on another airframe owned or leased by Borrower provided that: (i) the Engine does not become subject to any Lien (other than Lender’s security interest) or claim of ownership; and (ii) Borrower installs a Replacement Engine on the Airframe. “Airframe” means the airframe described on the Schedule A-1 attached hereto. “Engine” shall mean any one of the engines described on the Schedule A-1 attached hereto. “Replacement Engine” shall mean an engine of the same make and model (or an improved model engine) as the Engine. The Equipment will be maintained and inspected under Part 145 or Part 121 of the Federal Aviation Regulations.

2.2 The Equipment will not be operated, used or located outside of the United States of America (“USA”) by Borrower or any other party; provided, that Borrower may use, operate and locate the Equipment outside the USA (any country or jurisdiction other than the USA hereinafter called a “Foreign Jurisdiction”) so long as all of the following conditions are satisfied: (a) the USA maintains full diplomatic relations with such Foreign Jurisdiction; (b) any notices, statements, documents and instruments necessary or required to be filed in any such Foreign Jurisdiction for the operation, use or location of the Equipment therein shall have been filed in accordance with applicable law and regulation and Borrower shall provide file stamped copies to Lender upon Lender’s request from time to time; (c) the Equipment shall remain insured in accordance with the terms of this Agreement at all times and shall be insured in accordance with the laws and regulations of each Foreign Jurisdiction in or over which the Equipment will be operated; (d) the Equipment will not be registered under the laws of any Foreign Jurisdiction and shall remain registered under the Act at all times; and (e) the Equipment shall not be used, operated or located in any Foreign Jurisdiction if at the time of such use, operation or location (i) the insurance covering the Equipment would not permit the use, operation or location of the Equipment in such Foreign Jurisdiction or such use, operation or location would otherwise void, result in the cancellation of, limit or diminish the coverage provided by the applicable insurance policy, or (ii) any law, regulation or presidential executive order of the USA prohibits the use, operation or location of the Equipment in such Foreign Jurisdiction, or (iii) there is any material risk of war (declared or civil), of other hostilities or of confiscation, seizure or detention of the Equipment in such Foreign Jurisdiction. The Equipment will not be operated by a national of any country in which the Equipment cannot be operated as provided herein. The Equipment shall be hangered at the location specified on Schedule A-1, or in any other permitted location. Borrower shall notify Lender prior to any change in the hanger location.

3. INSURANCE. At its sole expense, Borrower at all times shall keep the Equipment insured against (A) all-risk ground and flight aircraft hull insurance covering the Aircraft, and all-risk coverage with respect to the Aircraft or any Engines or parts while removed from the Aircraft, including foreign object damage whether resulting from ingestion or otherwise, and war risk (including government confiscation, hijacking and other acts of terrorism) protection for an amount not less than the greater of the full replacement value of the Equipment or 102% of the outstanding principal balance of the Note, and (B) public liability insurance with respect to third party bodily injury and property damage (including without limitation contractual liability, cargo liability, war risk (including government confiscation, hijacking and other acts of terrorism), passenger legal liability and property damage coverage) naming Lender as additional insured in an amount not less than $50,000,000 per occurrence. Such insurance shall be with such deductibles, in such form and with such insurance companies of recognized responsibility as is satisfactory to Lender, and which is usually carried with respect to commercial cargo aircraft by corporations of established reputation owning or operating commercial cargo aircraft similar to the Aircraft. All insurers shall be reasonably satisfactory to Lender. Borrower shall deliver to Lender satisfactory evidence of such coverage. Proceeds of any insurance covering damage or loss of the Equipment shall be payable to Lender as loss payee and shall be applied as set forth in Section 4 below. Borrower hereby appoints Lender as Borrower’s attorney-in-fact with full power and authority in the place of Borrower and in the name of Borrower or Lender to make claim for, receive payment of, and sign and endorse all documents, checks or drafts for loss or damage under any such policy; provided, however, Lender agrees that it will not exercise such power of attorney unless an Event of Default has occurred and is continuing. Each insurance policy will require that the insurer give Lender at least 30 days prior written notice of any cancellation of such policy and will require that Lender’s interests remain insured regardless of any act, error, omission, neglect or misrepresentation of Borrower. The insurance maintained by Borrower shall be primary without any right of contribution from insurance that may be maintained by Lender.

4. LOSS OR DAMAGE. Borrower bears the entire risk of loss, theft, damage or destruction of Equipment in whole or in part from any reason whatsoever (“Casualty Loss”). No Casualty Loss to Equipment shall relieve Borrower from the obligation to pay the installment payments or from any other obligation under this Agreement. In the event of Casualty Loss to any item of Equipment, Borrower shall immediately notify Lender of the same and Borrower shall, if so directed by Lender, immediately repair the same. If Lender reasonably determines that the Equipment has suffered a Casualty Loss beyond repair or a Casualty Loss that substantially and permanently reduces the fair market value of the Equipment (“Lost Equipment”), then Borrower, at the option of Lender, shall: (1) immediately replace the Lost Equipment with similar equipment in good repair, condition and working order free and clear of any Liens, convey to Lender a security interest in such replacement equipment, and deliver to Lender such documents to evidence such conveyance and the International Interest and shall make such filings and registrations with the FAA and the International Registry (and hereby consents to such registrations with the International Registry) with respect thereto as Lender requests, in which event such replacement equipment shall automatically be Equipment under this Agreement; or (2) on the installment payment due date that is at least 30 days but no more than 60 days after the date of the Casualty Loss (“Loss Payment Due Date”), pay to Lender all accrued and unpaid principal, interest, late charges and other amounts then due and payable by Borrower under this Agreement or the Note plus 102% of the remaining principal balance of the Note as of the Loss Payment Due Date as determined by Lender’s records which shall not be considered a penalty. . Upon payment by Borrower of all amounts due under the above clause (2), all security interests of the Lender in the Lost Equipment, including those under the International Registry, will terminate.

5. TAXES. Borrower will pay promptly when due all taxes, assessments and governmental charges upon or against Borrower, the Collateral or the property or operations of Borrower, in each case before same becomes delinquent and before penalties accrue thereon, unless and to the extent that same are being contested in good faith by appropriate proceedings.

6. GENERAL INDEMNITY. Borrower assumes all risk and liability for, and shall defend, indemnify and keep Lender harmless on an after-tax basis from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses, including reasonable attorney fees and expenses, of whatsoever kind and nature imposed on, incurred by or asserted against Lender, in any way relating to or arising out of the manufacture, purchase, acceptance, rejection, ownership, possession, use, selection, delivery, operation, condition, sale, return or other disposition of the Equipment or any part thereof (including, without limitation, any claim for latent or other defects, whether or not discoverable by Borrower or any other person, any claim for negligence, tort or strict liability, any claim under any environmental protection or hazardous waste law and any claim for patent, trademark or copyright infringement). Borrower will not indemnify Lender under this section for loss or liability of any kind caused by the gross negligence or willful misconduct of Lender. In this section, “Lender” also includes any director, officer, employee, agent, successor or assign of Lender. Borrower’s obligations under this section shall survive the expiration, cancellation or termination of this Agreement.

7. PERSONAL PROPERTY. Borrower represents and agrees that the Equipment is, and shall at all times remain, separately identifiable personal property. Lender may display notice of its interest in the Equipment by any reasonable identification and Borrower shall not alter or deface any such indicia of Lender’s interest.

8. FINANCIAL & OTHER REPORTS. Borrower agrees to furnish to Lender: (a) annual audited financial statements setting forth the financial condition and results of operation of Borrower (financial statements shall include balance sheet, income statement and statement of cash flows and all notes and auditor’s report thereto) within 90 days of the end of each fiscal year of Borrower; (b) upon Lender’s request, quarterly financial statements setting forth the financial condition and results of operation of Borrower within 45 days of the end of each of the first three fiscal quarters of Borrower; and (c) such other financial information as Lender may from time to time reasonably request including, without limitation, financial reports filed by Borrower with federal or state regulatory agencies. All such financial information shall be prepared in accordance with generally accepted accounting principles on a basis consistently applied. Borrower will promptly notify Lender in writing with full details if any event occurs or any condition exists that constitutes, or that, but for a requirement of lapse of time or giving of notice or both would constitute, an Event of Default under this Agreement or that might materially and adversely affect the financial condition or operations of Borrower or any affiliate of Borrower. Borrower will promptly notify Lender in writing of the commencement of any litigation to which Borrower or any of its subsidiaries or affiliates may be a party (except for litigation in which Borrower’s or the affiliate’s contingent liability is fully covered by insurance) which, if decided adversely to Borrower would materially adversely affect or impair the security interest of Lender to the Equipment or which, if decided adversely to Borrower would materially adversely affect the business operations or financial condition of Borrower. Borrower will immediately notify Lender, in writing, of any judgment against Borrower if such judgment would have the effect described in the preceding sentence.

9. NO CHANGES IN BORROWER. Borrower shall not: (a) liquidate, dissolve or suspend its business; (b) sell, transfer or otherwise dispose of all or a majority of its assets, except that Borrower may sell its inventory in the ordinary course of its business; (c) enter into any merger, consolidation or similar reorganization unless it is the surviving corporation; (d) transfer all, or any substantial part of, its operations or assets outside of the United States of America; or (e) without 30 days advance written notice to Lender, change its name, state of incorporation or organization, or chief place of business. There shall be no transfer of more than a 25% ownership interest in Borrower or any Guarantor (as defined in Section 12 hereof) by shareholders, partners, members or proprietors thereof in any calendar year without Lender’s prior written consent. All financial covenants of Borrower and any Guarantor under any Affiliate Credit Agreement (as defined in Section 12 hereof) shall remain fully applicable to Borrower and any Guarantor (as the case may be) and shall not be violated by Borrower or any Guarantor (as the case may be) at any time. If for any reason whatsoever an Affiliate Credit Agreement is canceled, discharged or otherwise terminated and if no other Affiliate Credit Agreement remains in effect as to Borrower or any Guarantor, then, automatically and without any action by Lender or any other party, all financial covenants that are in effect as of the date immediately prior to the cancellation, discharge or termination of such Affiliate Credit Agreement shall remain in full force and effect, shall be incorporated in this Agreement by reference, and shall be made a part of this Agreement.

10. REPRESENTATIONS. Borrower represents and warrants that: (a) Borrower is a corporation as stated below Borrower’s signature duly organized, validly existing and in good standing under the laws of the state of Delaware and Borrower is qualified to do business and is in good standing under the laws of each other state in which the Equipment is or will be located; (b) Borrower’s name as set forth at the outset of this Agreement is its complete and correct legal name as indicated in the public records of Borrower’s state of organization; (c) Borrower has full power, authority and legal right to sign, deliver and perform this Agreement, the Note and all related documents and such actions have been duly authorized by all necessary corporate, company, partnership or proprietorship action; (d) this Agreement, the Note and each related document has been duly signed and delivered by Borrower and each such document constitutes a legal, valid and binding obligation of Borrower enforceable in accordance with its terms; (e) there is no litigation or other proceeding pending, or to the best of the Borrower’s knowledge, threatened against or affecting Borrower that, if decided adversely to Borrower, would adversely affect, impair or encumber the interest of Lender in the Equipment or would materially adversely affect the business operations or financial condition of Borrower; (f) all balance sheets, income statements and other financial data that have been delivered to Lender (or JPMorgan Chase Bank, N.A.) with respect to Borrower are complete and correct in all material respects, fairly present the financial condition of Borrower on the dates for which, and the results of its operations for the periods for which, the same have been furnished and have been prepared in accordance with generally accepted accounting principles consistently applied, (g) there has been no material adverse change in the condition of Borrower, financial or otherwise, since the date of the most recent financial statements delivered to Lender (or JPMorgan Chase Bank, N.A.), (h) Borrower’s organizational number assigned to Borrower by the state of its organization is correctly stated below Borrower’s signature; (i) this Agreement and the Note evidence a loan made primarily for business, commercial or agricultural purposes and not primarily for personal, family, or household purposes; (j) the Equipment is not, and will not, be registered under the laws of any foreign country; (k) the Equipment is, and shall remain at all times, eligible for registration under the Act (as defined in Section 19 hereof); (l) the Equipment shall be based in the United States as required by the Act; and (m) the Equipment will not be used in violation of any law, regulation, ordinance or policy of insurance affecting the maintenance, use or flight of the Equipment; and (n) Borrower qualifies as a citizen of the United States as defined in the Act and will continue to qualify as a United States citizen in all respects; (o) the Equipment is and will continue to be registered at all times with the FAA in the name of the Borrower.

11. OTHER DOCUMENTS; EXPENSES; APPOINTMENT OF ATTORNEY-IN-FACT. Borrower agrees to sign and deliver to Lender any additional documents deemed desirable by Lender to effect the terms of the Note or this Agreement including, without limitation, Uniform Commercial Code financing statements and instruments to be filed with the Federal Aviation Administration (“FAA”), all of which Lender is authorized to file with the appropriate filing officers. Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in-fact with full power and authority in the place of Borrower and in the name of Borrower to prepare, sign, amend, file or record any Uniform Commercial Code financing statements or other documents deemed desirable by Lender to perfect, establish or give notice of Lender’s interests in the Equipment or in any collateral as to which Borrower has granted Lender a security interest. Borrower agrees to sign and deliver to Lender any additional documents deemed desirable by Lender to effect the terms of this Agreement. Borrower shall pay upon Lender’s request any reasonable out-of-pocket costs and expense paid or incurred by Lender in connection with the above terms of this Agreement or the funding and closing of this Agreement (including, without limitation, all reasonable out-of-pocket fees and expenses of any outside counsel to Lender).

12. EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default under this Agreement and the Note: (a) Borrower fails to pay any installment payment or other amount due under this Agreement or the Note within 10 days of its due date; or (b) Borrower fails to perform or observe any of its obligations in Sections 3, 9, or 18 hereof; or (c) Borrower fails to perform or observe any of its other obligations in this Agreement or the Note within 30 days after Lender notifies Borrower of such failure; or (d) Borrower or any Guarantor fails to pay or perform or observe any term, covenant (including, but not limited to, any financial covenant), agreement or condition contained in, or there shall occur any payment or other default under or as defined in, any loan, credit agreement, extension of credit or lease in which Lender or any subsidiary (direct or indirect) of JPMorgan Chase & Co. (or its successors or assigns) is the lender, creditor or lessor (each an “Affiliate Credit Agreement”) that shall not be remedied within the period of time (if any) within which such Affiliate Credit Agreement permits such default to be remedied; or (e) any statement, representation or warranty made by Borrower in this Agreement or in any document, certificate or financial statement in connection with this Agreement proves at any time to have been untrue or misleading in any material respect as of the time when made; or (f) Borrower or any Guarantor becomes insolvent or bankrupt, or admits its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for, institutes or consents to the appointment of a receiver, trustee or similar official for it or any substantial part of its property or any such official is appointed without its consent, or applies for, institutes or consents to any bankruptcy, insolvency, reorganization, debt moratorium, liquidation or similar proceeding relating to it or any substantial part of its property under the laws of any jurisdiction or any such proceeding is instituted against it without stay or dismissal for more than 60 days, or it commences any act amounting to a business failure or a winding up of its affairs, or it ceases to do business as a going concern; or (g) with respect to any guaranty, letter of credit, pledge agreement, security agreement, mortgage, deed of trust, debt subordination agreement or other credit enhancement or credit support agreement (whether now existing or hereafter arising) signed or issued by any party (each a “Guarantor”) in connection with all or any part of Borrower’s obligations under this Agreement or the Note, the Guarantor defaults in its obligations thereunder or any such agreement shall cease to be in full force and effect or shall be declared to be null, void, invalid or unenforceable by the Guarantor; or (h) Borrower or any Guarantor fails to pay or perform or observe any term, covenant (including, but not limited to, any financial covenant), agreement or condition contained in, or there shall occur any payment or other default under or as defined in any Other Credit Agreement (as defined in Section 19 hereof) that shall not be remedied within the period of time (if any) within which such Other Credit Agreement permits such default to be remedied, regardless of whether such default is waived by any other party to such Other Agreement or such default produces or results in the cancellation of such Other Credit Agreement or the acceleration of the liability, indebtedness or other obligation under such Other Credit Agreement; or (i) Borrower or any Guarantor shall suffer the loss of any material license or franchise when Lender shall reasonably conclude that such loss fairly impairs Borrower’s or such Guarantor’s ability to perform its obligations required under this Agreement or the Note; or (j) Borrower or any Guarantor shall fail to pay any final judgment for the payment of money in an amount equal to or in excess of $50,000.00; or (k) there shall occur in Lender’s reasonable opinion any material adverse change in the financial condition, business or operations of Borrower or any Guarantor that will impair or impede Borrower’s ability to meet its financial obligations hereunder or under the Note.

13. RIGHTS UPON DEFAULT.

13.1 If any Event of Default exists, Lender may exercise in any order one or more of the remedies described in the lettered subparagraphs of this section, and Borrower shall perform its obligations imposed thereby:

(a) Lender may require Borrower to turnover any and all Collateral to Lender.

(b) Lender or its agent may repossess any or all Collateral wherever found, may enter the premises where the Collateral is located and remove it, may use such premises without charge to store or show the Collateral for sale for up to 90 days, and may demand that Borrower cease using the Collateral.

(c) Lender may file with the FAA and exercise its rights pursuant to any IDERA delivered to Lender pursuant to Section 26(c) of this Agreement.

(d) Lender may sell any or all Collateral at public or private sale, with or without advertisement or publication, may lease or otherwise dispose of it or may use, hold or keep it.

(e) Lender may require Borrower to pay to Lender on a demand date specified by Lender, (i) all accrued and unpaid interest, late charges and other amounts due under the Note or this Agreement as of such demand date, plus (ii) the remaining principal balance of the Note as of such demand date, plus (iii) interest at the Overdue Rate on the total of the foregoing from such demand date to the date of payment. “Overdue Rate” means an interest rate per annum equal to the higher of 18% or 2% over the Prime Rate, but not to exceed the highest rate permitted by applicable law. If an Event of Default under section 12(f) of this Agreement exists, then Borrower will be automatically liable to pay Lender the foregoing amounts as of the next installment payment date under the Note unless Lender otherwise elects in writing.

(f) Borrower shall pay all reasonable costs, expenses and damages incurred by Lender because of the Event of Default or its actions under this section, including, without limitation any collection agency and/or attorney fees and expenses, and any costs related to the repossession, safekeeping, storage, repair, reconditioning or disposition of the Collateral.

(g) Lender may sue to enforce Borrower’s performance of its obligations under the Note and this Agreement and/or may exercise any other right or remedy then available to Lender at law or in equity.

13.2 Except as otherwise expressly required by Section 12 hereof or by applicable law, Lender is not required to take any legal process or give Borrower any notice before exercising any of the above remedies. If Lender is required to give notice, 10 calendar days advanced notice is reasonable notification. None of the above remedies is exclusive, but each is cumulative and in addition to any other remedy available to Lender. Lender’s exercise of one or more remedies shall not preclude its exercise of any other remedy. No action taken by Lender shall release Borrower from any of its obligations to Lender. No delay or failure on the part of Lender to exercise any right hereunder shall operate as a waiver thereof nor as an acquiescence in any default, nor shall any single or partial exercise of any right preclude any other exercise thereof or the exercise of any other right. After any Event of Default, Lender’s acceptance of any payment by Borrower under the Note or this Agreement shall not constitute a waiver by Lender of such default, regardless of Lender’s knowledge or lack of knowledge at the time of such payment, and shall not constitute a reinstatement of the Note or this Agreement if this Agreement has been declared in default by Lender, unless Lender has agreed in writing to reinstate this Agreement and to waive the default. With respect to any Collateral or any Obligation, Borrower assents to all extensions or postponements to the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the release of any party primarily or secondarily liable, to the acceptance of partial payment thereof or to the settlement or compromise thereof, all in such matter and such time or times as Lender may deem advisable.

13.3 If Lender actually repossesses any Collateral, then it will use commercially reasonable efforts under the then current circumstances to attempt to mitigate its damages; provided, that Lender shall not be required to sell, lease or otherwise dispose of any Collateral prior to Lender enforcing any of the remedies described above. Lender may sell or lease the Collateral in any manner it chooses, free and clear of any claims or rights of Borrower and without any duty to account to Borrower with respect thereto except as provided below. If Lender actually sells or leases the Collateral, it will credit the net proceeds of any sale of the Collateral, or the net present value (discounted at the then current Prime Rate) of the rents payable under any lease of the Collateral, against the amounts Borrower owes Lender. The term “net” as used above shall mean such amount after deducting the reasonable costs and expenses described in clause (e) of Section 13.1 above. Borrower shall remain liable for any deficiency if the net proceeds are insufficient to pay all amounts to which Lender is entitled hereunder.

14. LATE CHARGES. If any installment payment or other amount payable under the Note or this Agreement is not paid within 5 business days of its due date, then as compensation for the administration and enforcement of Borrower’s obligation to make timely payments, Borrower shall pay with respect to each overdue payment on demand an amount equal to the greater of fifteen dollars ($15.00) or five percent (5%) of the each overdue payment (but not to exceed the highest late charge permitted by applicable law) plus any collection agency fees and expenses. The failure of Lender to collect any late charge will not constitute a waiver of Lender’s right with respect thereto.

15. LENDER’S RIGHT TO PERFORM. If Borrower fails to make any payment under this Agreement or fails to perform any of its other obligations in this Agreement (including, without limitation, its agreement to provide insurance coverage), Lender may itself make such payment or perform such obligation, and the amount of such payment and the amount of the reasonable expenses of Lender incurred in connection with such payment or performance shall be deemed to be additional principal under the Note which is payable by Borrower on demand.

16. NOTICES; POWER OF ATTORNEY. (a) Service of all notices under this Agreement shall be sufficient if given personally or couriered or mailed to the party involved at its respective address set forth herein or at such other address as such party may provide in writing from time to time. Any such notice mailed to such address shall be effective three days after deposit in the United States mail with postage prepaid. Notice by overnight courier shall be deemed given and received on the date scheduled for delivery. (b) With respect to any power of attorney covered by this Agreement, the powers conferred on Lender thereby: are powers coupled with an interest; are irrevocable; are solely to protect Lender’s interests under this Agreement; and do not impose any duty on Lender to exercise such powers. Lender shall be accountable solely for amounts it actually receives as a result of its exercise of such powers.

17. ASSIGNMENT BY LENDER. Lender and any assignee of Lender, with notice to, but not consent of, Borrower, may sell, assign, transfer or grant a security interest in all or any part of Lender’s rights, obligations, title or interest in the Collateral, the Note, this Agreement, or the amounts payable under the Note or this Agreement to any entity (“transferee”). The transferee shall succeed to all of Lender’s rights in respect to this Agreement (including, without limitation, all rights to insurance and indemnity protection described in this Agreement). Borrower agrees to sign any acknowledgment and other documents reasonably requested by Lender or the transferee in connection with any such transfer transaction. Borrower, upon receiving reasonable notice of any such transfer transaction, shall comply with the terms and conditions thereof. Borrower agrees that Lender may provide loan information and financial information about Borrower on a confidential basis and under a written confidentiality agreement to any prospective transferee.

18. NO ASSIGNMENT OR LEASING BY BORROWER. BORROWER SHALL NOT, DIRECTLY OR INDIRECTLY, WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER: (a) MORTGAGE, ASSIGN, SELL, TRANSFER, OR OTHERWISE DISPOSE OF INTEREST IN THIS AGREEMENT OR THE COLLATERAL OR ANY PART THEREOF; OR (b) WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD, LEASE, RENT, LEND OR TRANSFER POSSESSION OR USE OF THE EQUIPMENT OR ANY PART THEREOF TO ANY PARTY; OR (c) CREATE, INCUR, GRANT, ASSUME OR ALLOW TO EXIST ANY LIEN ON ITS INTEREST IN THIS AGREEMENT, THE COLLATERAL OR ANY PART THEREOF;OR (d) REGISTER ANY PROSPECTIVE OR CURRENT INTERNATIONAL INTEREST OR CONTRACT OF SALE (OR ANY AMENDMENT, MODIFICATION, SUPPLEMENT, SUBORDINATION OR SUBROGATION THEREOF) WITH THE INTERNATIONAL REGISTRY WITH RESPECT TO THE EQUIPMENT OR ANY PART THEREOF TO ANY PARTY OTHER THAN LENDER; OR (e) EXECUTE OR DELIVER ANY IDERA (AS DEFINED IN SECTION 26 HEREOF) WITH RESPECT TO THE EQUIPMENT OR ANY PART THEREOF TO ANY PARTY OTHER THAN LENDER.

19. CERTAIN DEFINITIONS. “Act” means subtitle VII of Title 49 of the United States Code. “Cape Town Treaty” has the meaning provided in 49 U.S.C. section 44113(1). “International Interest” has the meaning provided thereto in the Cape Town Treaty. “International Registry” has the meaning provided in 49 U.S.C. section 44113(3). “Lien” means any security interest, lien, International Interest, Prospective Assignment, Prospective International Interest, mortgage, pledge, encumbrance, judgment, execution, attachment, warrant, writ, levy, other judicial process or claim of any nature whatsoever by or of any person. “Prime Rate” means the prime rate of interest announced from time to time as the prime rate by JPMorgan Chase Bank, N.A. (or its successors or assigns); provided, that the parties acknowledge that the Prime Rate is not intended to be the lowest rate of interest charged by said bank in connection with extensions of credit. “Other Credit Agreement” means any agreement applicable to Borrower or any Guarantor or by which Borrower or any Guarantor is bound involving a liability, indebtedness or performance obligation of Borrower or any Guarantor with a potential liability to Borrower or any Guarantor in an amount equal to or in excess of $500,000.00. “Prospective Assignment” shall have the meaning provided thereto in the Cape Town Treaty. “Prospective International Interest” shall have the meaning provided thereto in the Cape Town Treaty. “Convention” means the Convention on International Interests in Mobile Equipment as implemented and modified by the Aircraft Protocol. “Aircraft Protocol” means the Protocol to the Convention on Matters Specific to Aircraft Equipment as adopted by the United States of America. All terms defined herein are equally applicable to both the singular and plural form of such terms.

20. CONDITIONS. Lender is not obligated to make any loan or disburse any principal hereunder unless: (a) Lender has received the Note signed by the Borrower; (b) Lender has received evidence of all required insurance; (c) in Lender’s sole reasonable judgment, there has been no material adverse change in the financial condition or business of Borrower or any Guarantor that adversely impacts Borrower’s ability to perform its obligations hereunder or under the Note; (d) Borrower has signed and delivered to Lender this Agreement and Lender has signed and accepted this Agreement; (e) Lender has received the documents, instruments and evidence as to satisfaction of the matters specified in Schedule 2 attached hereto, each of which shall be satisfactory to Lender in form and substance and each document or instrument to be duly authorized, executed and delivered and in full force and effect; (f) Lender has received, in form and substance satisfactory to Lender, such other documents and information as Lender shall reasonably request; and (g) Borrower has satisfied all other reasonable conditions established by Lender.

21. USURY. It is not the intention of the parties to this Agreement to make an agreement that violates any of the laws of any applicable jurisdiction relating to usury (“Usury Laws”). Regardless of any provision in this Agreement, the Note, or any document in connection therewith, Lender shall not be entitled to receive, collect or apply, as interest on any Obligation, any amount in excess of the Maximum Amount (the “Excess”). As used herein, “Maximum Amount” shall mean the maximum amount of interest which would have accrued if the unpaid principal amount of the Obligation outstanding from time to time had borne interest each day at the maximum amount of interest which lender is permitted to charge on the Obligation under the Usury Laws. If Lender ever receives, collects or applies as interest any Excess, such Excess shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining Excess shall be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Amount, Borrower and Lender shall, to the maximum extent permitted under the Usury Laws, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligation so that the interest rate is uniform throughout the entire term of the Obligation; provided that if the Obligation is paid and performed in full prior to the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lender shall refund to Borrower the Excess, and, such event shall not be subject to any penalties provided by the Usury Laws.

22. GOVERNING LAW. THE INTERPRETATION, CONSTRUCTION AND VALIDITY OF THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICT OF LAW PROVISIONS.

23. MISCELLANEOUS. (a) Subject to the limitations herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns. (b) This Agreement may be executed in any number of counterparts, which together shall constitute a single instrument. (c) Section and paragraph headings in this Agreement are for convenience only and have no independent meaning. (d) The terms of this Agreement shall be severable and if any term thereof is declared unconscionable, invalid, illegal or void, in whole or in part, the decision so holding shall not be construed as impairing the other terms of this Agreement and this Agreement shall continue in full force and effect as if such invalid, illegal, void or unconscionable term were not originally included herein. (e) All indemnity obligations of Borrower under this Agreement and all rights, benefits and protections provided to Lender by warranty disclaimers shall survive the cancellation, expiration or termination of this Agreement. (f) Lender shall not be liable to Borrower for any indirect, consequential or special damages for any reason whatsoever. (g) This Agreement may be amended, but only by a written amendment signed by Lender and Borrower. (h) If this Agreement is signed by more than one Borrower, each of such Borrowers shall be jointly and severally liable for payment and performance of all of Borrower’s obligations under this Agreement. (i) This Agreement represents the final, complete and entire agreement between the parties hereto, and there are no oral or unwritten agreements or understandings affecting this Agreement or the Collateral. (j) Borrower agrees that Lender is not the agent of any manufacturer or supplier, that no manufacturer or supplier is an agent of Lender, and that any representation, warranty or agreement made by manufacturer, supplier or by their employees, sales representatives or agents shall not be binding on Lender. (k) In order to secure all obligations of Borrower under this Agreement and the Note, Borrower assigns and grants to Lender a security interest in all rights, powers and privileges of Borrower under any lease of any Equipment hereafter authorized in writing by Lender.

24. GOVERNMENT REGULATION. Borrower shall not (a) be or become subject, at any time, to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

25. USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Lender will ask for Borrower’s name, tax payer identification number, residential address, date of birth, and other information that will allow Lender to identify Borrower, and if Borrower is not an individual, Lender will ask for Borrower’s name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

26. COMPLIANCE WITH CONVENTION; RECORDATION WITH THE INTERNATIONAL REGISTRY. Without limiting any other terms or conditions of this Agreement, Borrower agrees as follows, all of which shall be undertaken at Borrower’s sole expense:

(a) Prior to the closing and funding of any loan hereunder, Borrower shall register and be approved as a “user” with the International Registry.

(b) Prior to the closing and funding of any loan hereunder, Borrower shall take any and all such action, and shall execute and deliver such instruments, documents and certificates, as Lender may require in order to accurately register and timely record the respective interests of Borrower and Lender in the Equipment with the International Registry pursuant to the Convention, such interests to be searchable in the International Registry to the satisfaction of the Lender, and with the FAA pursuant to the Act, including, without limitation, providing such consents (and does hereby consent)as may be required to permit Lender to give effect to the timely registration and recordation with the International Registry of the respective interests of Borrower and Lender in the Equipment.

(c) Borrower shall execute and deliver to Lender a fully completed and originally executed Irrevocable De-Registration and Export Request Authorization (“IDERA”), in the form acceptable to the Lender in its sole reasonable and absolute discretion.

(d) Borrower shall take any and all such action, and shall execute and deliver such instruments, documents and certificates, as Lender may require in order to maintain the registration and recordation of the respective interests of Borrower and Lender in the Equipment with the International Registry pursuant to the Convention and with the FAA pursuant to the Act.

27. RELEASE OF LIEN. If Borrower pays in full all of the principal and interest due under the Note in accordance with its provisions and if Borrower pays and performs all other Obligations of Borrower and if no Event of Default then exists under this Agreement, then as promptly as reasonably possible after Borrower’s written request, Lender will cause all Liens placed on the Equipment by or through Lender, its assignee or agent to be removed at Borrower’s expense, and such Liens to be removed by Lender will include, without limitation, those Liens filed by or through Lender, its assignee or agent with the FAA and/or the International Registry, pursuant to the Convention and Aircraft Protocol, each as amended from time to time.

[The next page is the signature page.]

ALL PARTIES TO THIS AGREEMENT IRREVOCABLY CONSENT TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT IN NEW YORK, AND WAIVE ALL RIGHTS TO TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY RELATED TO THE NOTE OR THIS AGREEMENT.

CHASE EQUIPMENT LEASING INC.		ABX AIR, INC.
(Lender)		(Borrower)

By:	/s/ Stacey R. Roth	By:	/s/ Joseph C. Hete and Quint O. Turner
Title:	FUNDING MANAGER	Title:	Chief Executive Officer and Chief Financial Officer

Acceptance Date: December 19, 2007		Borrower’s Witness:	/s/ Joseph E. Roux

Borrower Organization Information:

A corporation organized under the laws of the State of Delaware with State Organization # 0885720

SCHEDULE A-1

Loan No.:1000131902

DESCRIPTION OF EQUIPMENT

Airframe Make/Model:	BOEING 767-232

Airframe Serial No.:	22218

U.S. Identification No.:	N743AX

Engine Quantity/Make/Model:	(2) GENERAL ELECTRIC CF6-80A2

Engine Serial No(s).:	580175 and 580184

Together with all engines, avionics, communication equipment, navigation equipment, instruments, accessories, attachments, parts, appurtenances, accessions, furnishings and other equipment attached to, installed in or relating to any of the foregoing property and all maintenance and service logs and records relating to the foregoing property.

Each engine has 550 or more rated takeoff horsepower or the equivalent of such horsepower.

The Equipment shall be hangered at the following location:

DHL AIRPARK (ILN), 145 Hunter Drive, Wilmington, Ohio    45177        Clinton .

Name of Airport and Street Address                    City        State                   County

This Schedule A-1 is attached to, and made a part of the Loan Agreement and Security Agreement with the Loan Number referenced above and contains a true and accurate description of the Equipment.

ABX AIR, INC.
(Borrower)

By:	/s/ Joseph C. Hete and Quint O. Turner
Title:	Chief Executive Officer and Chief Financial Officer

SCHEDULE 2

Attached to Loan and Security Agreement for Loan No. 1000131902

ADDITIONAL CONDITIONS TO FUNDING THE LOAN*

1. Lender shall have been offered an opportunity to inspect the maintenance and service logs and records relating to the Collateral and such logs and records shall be reasonably satisfactory to Lender.

2. Lender shall receive terminations or releases of liens in a form recordable with the Federal Aviation Administration from all creditors with a lien on any part of the Collateral as shown in the FAA lien records.

3. Lender shall receive UCC-3 terminations or release of liens in recordable form from all creditors with a lien on any part of the Collateral as shown in state or local lien records.

4. Lender shall receive such evidence that any International Interest, Prospective Assignment, or Prospective International Interest in any way relating to the Equipment not consented to in writing by Lender has been discharged.

*	The inclusion of additional funding conditions in this Schedule 2 shall not limit the generality of the conditions set forth in the Agreement.

ABX AIR, INC.
(Borrower)

By:	/s/ Joseph C. Hete and Quint O. Turner
Title:	Chief Executive Officer and Chief Financial Officer

BUSINESS PURPOSE PROMISSORY NOTE

(fixed rate/principal and interest)

Loan Number: 1000131902

Amount $15,750,000.00	Date: December 19, 2007

This Note is executed together with the Loan and Security Agreement dated as of October 26, 2007 (the “Loan Agreement”)

and is executed at             Wilmington            ,             Ohio            .

                                      (City)                                   (State)

For value received, receipt of which is hereby acknowledged, the undersigned (“Borrower”) promises to pay to the order of CHASE EQUIPMENT LEASING INC. (“Lender”) at its principal office or at such other place as Lender may designate from time to time in lawful money of the United States of America, the principal sum of Fifteen Million Seven Hundred Fifty Thousand and 00/100ths Dollars ($15,750,000.00), or such lesser portion thereof as may have from time to time been disbursed to, or for the benefit of Borrower, and as remains unpaid pursuant to the books or records of Lender, together with interest at the Interest Rate set forth below on the unpaid balance of principal advanced from the date(s) of disbursement until paid in full as set forth below. Principal sums(s) disbursed and repaid will not be available for redisbursement. Interest shall be calculated on a 360-day year basis with each month consisting of 30 days.

Interest Rate: Six and 74/1000ths percent (6.74%) per annum.

1. The term of this Note consists of the Interim Term plus the Base Term. The Interim Term begins on the Acceptance Date and continues up to the Commencement Date of the Base Term. The Commencement Date shall mean January 1, 2008.

2. If the Acceptance Date is before the Commencement Date, then on the Commencement Date of the Base Term, Borrower shall pay one installment of interest only based upon the number of days in the Interim Term.

3. During the Base Term, Borrower shall pay installments of principal and interest in the amounts and on the dates stated below:

(a) Base Term: 120 months

(b) Amount of each installment payment due during the Base Term (includes principal and interest):

119   @   $160,255.15

1       @   $3,660,255.15

(c) The first installment payment during the Base Term shall be paid one month after the Commencement Date and all subsequent installment payments shall be paid on the same day of each month thereafter until paid in full.

4. On or before the date of this Note, Borrower shall pay a set-up/filing fee in the amount of $0.00.

5. Payments shall be allocated between principal, interest and fees, if any, in the discretion of Lender. Borrower may not prepay the principal sum except as is otherwise provided for in that certain Prepayment Addendum executed as of December 19, 2007 by and between Lender and Borrower. Borrower’s obligation to pay all installment payments and all other amounts payable under this Note is absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any character including, without limitation, (a) any setoff, claim, counterclaim, defense or reduction which Borrower may have at any time against Lender or any other party for any reason, or (b) any defect in the condition, design or operation of, any lack of fitness for use of, any damage to or loss of, or any lack of maintenance or service for any of the Equipment (as defined in the Loan Agreement).

6. This Note is entitled to the benefits, and is subject to the terms and requirements of, the Loan Agreement executed by Borrower and Lender, which Loan Agreement, among other things, (a) provides for the making of the loan evidenced hereby, and (b) provides for events of default, acceleration and other remedies. Borrower waives presentment, demand, protest or notice of any kind in connection with this Note.

7. LENDER AND BORROWER IRREVOCABLY CONSENT TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT IN NEW YORK, AND WAIVE ALL RIGHTS TO TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS INSTRUMENT.

ABX Air, Inc.		/s/ Joseph E. Roux
(“Borrower”)		Witness as to Borrower’s signature

By:	/s/ Joseph C. Hete and Quint O. Turner
Title:	Chief Executive Officer and Chief Financial Officer